Exhibit 3.3

Bylaws

Federal Realty Investment Trust f/k/a FRT Holdco REIT

Amended and Restated Bylaws

(Effective as of January 1, 2022)

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the Board of Trustees (“Board”) may designate.

Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting. In determining the location of any meeting of shareholders, the Board may determine that the meeting not be held at any place, but instead may be held solely by means of remote communication. If a meeting is held solely by means of remote communication, the Trust shall implement reasonable measures (a) to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a shareholder or proxy holder and (b) to provide the shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings.

Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held during the month of May of each year, after the delivery of the annual report referred to in Section 12 of this Article II, at a convenient location and on proper notice, on a date and at the time set by the Trustees, beginning with the year 2022. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3. SPECIAL MEETINGS. The Chairman of the Board, the Chief Executive Officer, the President or one-third of the Trustees may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than a twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such shareholders to the Trust of such costs, the Secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

Section 5. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 6. ORGANIZATION. The Chairman of the Board shall preside over every meeting of the shareholders. If there is no Chairman or the Chairman is not present at any meeting of the shareholders, the Chief Executive Officer shall preside. In the case of a vacancy in office or an absence of both the Chairman and the Chief Executive Officer, one of the following officers present shall conduct the meeting in the order stated: the President, the Vice Presidents (as defined in Article V, Section 8) in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman. The Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chief Executive Officer, shall act as Secretary of the meeting.

Section 7. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. The shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. VOTING. In any uncontested election, a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be required to elect a Trustee. A majority of the votes cast means that the number of shares voted “for” a Trustee must exceed 50% of the votes cast with respect to that Trustee. In any contested election (in which the number of nominees exceeds the number of trustees to be elected), a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

If any nominee for Trustee in an uncontested election does not receive a majority of votes cast “for” his/her election shall promptly tender his or her resignation to the Chair of the Nominating and Corporate Governance Committee following certification of the shareholder vote. The Nominating and Corporate Governance Committee shall promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee shall consider the stated reasons, if any, why shareholders did not cast votes “for” the election of such Trustee, the length of service and qualifications of the Trustee whose resignation has been tendered, the Trustee’s contributions to the Trust, all requirements of the Trust’s governing documents, all legal requirements and such other information and factors as members of the Nominating and Corporate Governance Committee shall determine are relevant.

The Board will act on the recommendation of the Nominating and Corporate Governance Committee no later than ninety (90) days following the date of the shareholders’ meeting where the election occurred, or the date set forth in any applicable requirement of the Securities and Exchange Commission (“SEC”) or the NYSE, whichever is earlier. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will analyze the factors considered by the committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the committee’s recommendation, the Trust will promptly disclose the Board’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC or other broadly disseminated means of communication. If the Board accepts a Trustee’s resignation, the Board may fill the resulting vacancy or decrease the size of the Board pursuant to the Bylaws.

Any Trustee who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether or not to accept the tendered resignation. However, if each member of the Nominating and Corporate Governance Committee fails to receive a majority of “for” votes at the same election, then the non-management Trustees who did receive a majority of “for” votes shall appoint a committee amongst themselves to consider the tendered resignations and recommend to the Board whether to accept or reject them.

Section 9. PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record by him either in person or by proxy executed by the shareholder or by his duly authorized agent in any manner allowed by law. Such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, a manager, a managing member or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership or agreement of the members of the limited liability company presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition; provided, however, that this section may be repealed only with the approval of at least a majority of the shares then outstanding and entitled to vote on the matter.

Section 11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12. REPORTS TO SHAREHOLDERS. The Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during such fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trustees may deem appropriate.

Section 13. NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.

(a) Annual Meetings of Shareholders. Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (i) pursuant to the Trust’s notice of meeting; (ii) by or at the direction of the Trustees; or (iii) by any shareholder of the Trust in accordance with the requirements of Section 13.

(b) Shareholder Nominees in Proxy Statement

(1) Subject to the provisions of this Section 13(b), the Trust shall include in its proxy statement and ballot for any annual meeting of shareholders the name of any person nominated for election (the “Nominee”), by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board all applicable conditions and complied with all applicable procedures set forth in this Section 13(b) (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”). Whenever the Eligible Holder consists of a group of shareholders: (i) each provision in this Section 13(b) that requires the Eligible Holder to provide any written information, statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such information, statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the three-year period preceding and including the date of submission of the Nomination Notice in order to meet the 3% Ownership requirement), and (ii) a breach of any obligation, agreement or representation under this Section 13(b) by any member of such group shall be deemed a breach by the Eligible Holder. No shareholder may be a member of more than one group of shareholders constituting an Eligible Holder with respect to any annual meeting.

(2) The maximum number of Nominees nominated by all Eligible Holders that will be included in the Trust’s proxy statement with respect to an annual meeting of shareholders shall not exceed the greater of two or 20% of the number of trustees in office as of the last day on which a Nomination Notice may be submitted pursuant to and in accordance with this Section 13(b) or, if such amount is not a whole number, the closest whole number below 20% (the “Maximum Number”). For purposes of determining when the maximum number of Nominees provided for in Section 13 has been reached, each of the following persons shall be counted as one of the Nominees: (i) any individual nominated by an Eligible Holder for inclusion in the Trust’s proxy statement pursuant to Section 13 whose nomination is subsequently withdrawn; and (ii) any individual nominated by an Eligible Holder for inclusion in the Trust’s proxy statement pursuant to Section 13 whom the Board decides to nominate for election to the Board; and (iii) any trustee in office as of the Nomination Notice who was included in the Trust’s proxy statement as a Nominee for either of the two (2) preceding annual meetings of shareholders (including any individual counted as a Nominee pursuant to the immediately preceding clause (ii)) and whom the Board decides to renominate for election to the Board. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in this Section 13(b) but before the date of the annual meeting, and the

Board resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of trustees in office as so reduced. Any Eligible Holder submitting more than one Nominee for inclusion in the Trust’s proxy statement pursuant to Section 13 shall rank such Nominees based on the order in which the Eligible Holder desires such Nominees to be selected for inclusion in the Trust’s proxy statement in the event that the total number of Nominees submitted by all Eligible Holders pursuant to Section 13 exceeds the maximum number of Nominees provided for in this Section 13(b). In the event that the number of Nominees submitted by Eligible Holders pursuant to Section 13(b) exceeds the maximum number of Nominees provided for in Section 13(b), the highest ranking Nominee who meets the requirements of Section 13 from each Eligible Holder will be selected for inclusion in the Trust’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of beneficial interest of the Trust each Eligible Holder disclosed as owned in its Nomination Notice. If the maximum number is not reached after the highest ranking Nominee who meets the requirements of Section 13 from each Eligible Holder has been selected, then the next highest ranking Nominee who meets the requirements of this Section 13(b) from each Eligible Holder will be selected for inclusion in the Trust’s proxy statement, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. If, after the deadline for submitting a Nomination Notice as set forth in this Section 13(b), a Nominating Shareholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Trust shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder and may so communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(3) For purposes of this Section 13(b), an “Eligible Holder” is a person who has owned at least 3% of the Trust’s outstanding common shares of beneficial interest (“Required Shares”) continuously for the three-year period preceding and including the date of submission of the Nomination Notice (“Required Holding Period”) and continues to own such minimum amount through the date of the annual shareholder meeting. The foregoing 3% ownership requirement can be satisfied collectively by a group of up to 20 shareholders each of whom has owned its portion of the Trust’s common shares of beneficial interest continuously for the three-year period preceding and including the date of submission of the Nomination Notice. Concurrently with delivery of the Nomination Notice, the Eligible Holder or group of Eligible Holders shall provide to the Secretary of the Trust evidence of its satisfaction of the ownership requirements in a form that the Board or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Securities Exchange Act of 1934 (the “Exchange Act”) (or any successor rule). For purposes of this Section 13(b), an Eligible Holder shall be deemed to “own” only those outstanding shares of beneficial interest of the Trust as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed; (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell; or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of beneficial interest outstanding of the Trust, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. Without limiting the foregoing, to the extent not excluded by the immediately preceding sentence, an Eligible Shareholder’s “short position” as defined in Rule 14e-4 under the Exchange Act shall be deducted from the shares otherwise “owned.” A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of trustees and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which: (A) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five business days’ notice and includes with the Nomination Notice an agreement that it will promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Trust’s proxy statement and will continue to hold such shares through the date of the annual meeting; or (B) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of beneficial interest of the Trust are “owned” for these purposes shall be determined by the Board or any committee thereof. For purposes of this Section 13(b), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(4) To be in proper form for purposes of this Section 13(b), the Nomination Notice must include the following:

(i) a written statement by the Eligible Holder setting forth and certifying as to the number of shares it owns and has owned continuously during the Required Holding Period, and the Eligible Holder’s agreement to provide immediate notice if the Eligible Holder ceases to own any of the Required Shares prior to the date of the annual meeting;

(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Required Holding Period) verifying that, as of a date within seven calendar days prior to the date the Nomination Notice is delivered to the Secretary of the Trust, the Eligible Holder owns, and has owned continuously for the Required Holding Period, the Required Shares, and the Eligible Holder’s agreement to provide, within five business days after the later of the record date for the annual meeting and the date on which notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Holder’s continuous ownership of the Required Shares through the record date;

(iii) a copy of the Schedule 14N (or any successor form) that has been filed with the United States Securities and Exchange Commission (“SEC”) as required by Rule 14a-18 under the Exchange Act;

(iv) the information required by Section 13(c) (including the consent of each Nominee to being named in the proxy statement as a nominee and to serving as a trustee if elected);

(v) a representation that the Eligible Holder: (A) will continue to hold the Required Shares through the annual meeting date; (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Trust, and does not presently have such intent; (C) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Nominee(s) it is nominating pursuant to Section 13; (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a trustee at the annual meeting other than its Nominee(s) or a nominee of the Board; (E) has not distributed and will not distribute to any shareholder of the Trust any form of proxy for the annual meeting other than the form distributed by the Trust; (F) has complied with and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting; and (G) has provided and will provide facts, statements and other information in all communications with the Trust and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading; and

(vi) an undertaking that the Eligible Holder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out communications with the shareholders of the Trust by the Eligible Holder, its affiliates and associates or their respective agents and representatives, either before or after providing a Nomination Notice pursuant to Section 13, or out of the facts, statements or other information that the Eligible Holder or its Nominee(s) provided to the Trust pursuant to this Section 13(b) or otherwise in connection with the inclusion of such Nominee(s) in the Trust’s proxy statement pursuant to Section 13; (B) indemnify and hold harmless the Trust and each of its trustees, directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust or any of its trustees, directors, officers or employees arising out of any nomination submitted by the Eligible Holder pursuant to Section 13; and (C) file with the SEC any solicitation or other communication with the shareholders of the Trust relating to the meeting at which its Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(5) In addition to the information required pursuant to Section 13(b)(4) or any other provision of these Bylaws, the Trust may require: (i) each Nominee to furnish any other information: (A) that may reasonably be requested by the Trust to determine whether the Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common shares of beneficial interest of the Trust is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Trust’s trustees (collectively, the “Independence Standards”); (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Nominee; or (C) that may reasonably be requested by the Trust to determine the eligibility of such Nominee to be included in the Trust’s proxy statement pursuant to Section 13 or to serve as a trustee of the Trust; (ii) each Nominee to complete the Trust’s director’s and officer’s questionnaire; and (iii) the Eligible Holder to furnish any other information that may reasonably be requested by the Trust to verify the Eligible Holder’s continuous ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(6) The Eligible Holder may, at its option, provide to the Secretary of the Trust, at the time the Nomination Notice is provided, a written statement, not to exceed 500 words, in support of Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Holder (including any group of shareholders together constituting an Eligible Holder) in support of its Nominee(s). Notwithstanding anything to the contrary contained in Section 13, the Trust may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(7) Notwithstanding anything to the contrary contained in this Section 13(b), the Trust may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Trust), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (A) the Trust receives a notice pursuant to Section 13(c) of Article II of these Bylaws that a shareholder intends to nominate a candidate for trustee at the annual meeting; (B) the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted or the Nominating Shareholder withdraws its nomination; (C) the Board determines that such Nominee’s nomination or election to the Board would result in the Trust violating or failing to be in compliance with the Trust’s bylaws or declaration of trust or any applicable law, rule or regulation to which the Trust is subject, including any rules or regulations of any share exchange on which the Trust’s securities are traded; (D) the Nominee was nominated for election to the Board pursuant to this Section 13(b) at one of the Trust’s two preceding annual meetings of shareholders and either withdrew or became ineligible or received a vote of less than 25% of the common shares of beneficial interests entitled to vote for such Nominee; (E) the Nominee has been, within the past three years, an officer or director of a competitor; or (F) the Trust is notified, or the Board acting in good faith determines, that a Nominating Shareholder has failed to continue to satisfy the ownership requirements described above, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee made under this Section 13(b). Further, notwithstanding anything to the contrary, the Trust may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (3) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. The Trust may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

(c) Any Nomination Notice or submission for other business to be properly brought before an annual meeting by a shareholder pursuant to this Section 13, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 120th calendar day and not earlier than the 150th calendar day prior to the first anniversary of the date of the Trust’s proxy statement released to shareholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the current year’s annual meeting has been changed by more than 30 days from the date of the preceding year’s meeting or if the Trust did not hold an annual meeting the preceding year, notice by the shareholder to be timely must be so delivered within a reasonable time before the Trust begins to print and mail its proxy materials. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made together and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner and (B) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

(d) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which Trustees are to be elected: (i) pursuant to the Trust’s notice of meeting; (ii) by or at the direction of the Board; or (iii) provided that the Board has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 13(d) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(d). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the shareholder’s notice containing the information required by paragraph (a)(2) of this Section 13(d) shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(e) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in Section 13(b) shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.

(2) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 14. INFORMAL ACTION BY SHAREHOLDERS.

(a) Any action by Shareholders may be taken without a meeting, if a majority of Shares entitled to vote on the matter (or such larger proportion of Shares as shall be required to take such action) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders.

(b) In order that the Trust may determine the shareholders entitled to consent to action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any shareholder of record seeking to have the shareholders authorize or take action by written consent shall, by written notice to the Secretary of the Trust, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days of the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received and no prior action by the Board is required by applicable law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Trust by delivery to its registered office in the State of Maryland, its principal place of business, or an officer or agent of the Trust having custody of the book in which proceedings of shareholders meetings are recorded, in each case to the attention of the Secretary of Trust. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received and prior action by the Board is required by applicable law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

Section 15. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III

TRUSTEES

Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify. At no time shall there be less than a majority of Trustees on the Board that fail to satisfy the definitions for independence as established from time to time in the Securities Exchange Act of 1934, the New York Stock Exchange’s Listed Company Manual and other laws, rules and regulations applicable to the Trust from time to time.

Section 2. NUMBER. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of Trustees; provided, however, that the total number of Trustees shall not be less than five (5) or more than ten (10).

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

Section 5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, telegraphed, facsimile-transmitted or mailed to each Trustee at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone or facsimile-transmission notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which the Trustee is a party. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed transmission report confirming delivery. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 7. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

Section 8. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.

Section 10. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than 3 Trustees remain). Subject to the rights of holders of one or more classes or series of preferred shares then outstanding, any vacancy on the Board (including a vacancy created by an increase in the number of Trustees) may be filled by a majority of the remaining Trustees or, if the remaining Trustees fail to act or there is no remaining Trustee, by the vote of holders of at least a majority of the Shares entitled to vote thereon and present in person or by proxy at any meeting of the shareholders called for that purpose. Any individual so elected as Trustee shall serve for the unexpired term of the Trustee he is replacing.

Section 11. COMPENSATION; FINANCIAL ASSISTANCE.

(a) Compensation. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive compensation per year and/or per meeting and/or per visit to real property owned or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

(b) Financial Assistance to Trustees. To the extent permitted by law, the Trust may lend money to, guarantee an obligation of or otherwise assist a Trustee or a trustee of its direct or indirect subsidiary. The loan, guarantee or other assistance may be with or without interest, unsecured, or secured in any manner that the Board approves, including a pledge of Shares.

Section 12. REMOVAL OF TRUSTEES. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

Section 13. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

Section 14. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 15. RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 16. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the Maryland General Corporation Law (the “MGCL”) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

Section 17. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust (other than a full-time officer, employee or agent of the Trust), in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust, subject to any limitations imposed by applicable law or any policies adopted by the Board.

Section 18. CHAIRMAN OF THE BOARD OF TRUSTEES. The Board may elect from among the Trustees a Chairman of the Board by the affirmative vote of a majority of the full Board taken at any regular or special meeting of the Trustees. The Chairman shall preside over the meetings of shareholders and the meetings of the Trustees at which he shall be present. The Chairman may be removed at any time by the affirmative vote of a majority of the full Board taken at any regular or special meeting of the Trustees. The Chairman may resign from the position of Chairman at any time by written notice to the Board effective upon execution and delivery to the Trust of such written notice or upon any future date specified in such notice, provided that such notice shall not constitute written notice to resign as a Trustee unless so designated.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Trustees shall appoint from among its members an Audit Committee, a Compensation and Human Capital Management Committee, and a Nominating and Corporate Governance Committee. The Trustees may appoint from among its members an Executive Committee and such other committees as they may deem necessary or appropriate. All committees so appointed shall be composed of one or more Trustees to serve at the pleasure of the Trustees; provided, however, that the following committees, to the extent they are created by the Trustees, shall always consist of two or more Trustees: (a) Audit Committee; (b) Compensation and Human Capital Management Committee; (c) Executive Committee; and (d) Nominating and Corporate Governance Committee.

Section 2. POWERS. The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board.

One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members.

Each committee shall keep minutes of its proceedings and shall report the same to the Board at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board, provided that no vested or contractual rights of third persons shall be affected by any such revision or alteration.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee unless such committee is required to be maintained pursuant to any applicable law, rule or regulation.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a President, a Secretary and a Treasurer and may include a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition: (a) the Trustees may from time to time appoint such other officers who the Trustees designate by resolution as “Executive Officers” of the Trust with such powers and duties as they shall deem necessary or desirable; and (b) the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) may from time to time appoint any other officers with such powers and duties as the Chief Executive Officer (or the President, as applicable) shall deem necessary or desirable. The Chief Executive Officer and other Executive Officers of the Trust shall be appointed at such intervals as the Trustees may determine, and all other officers of the Trust shall be appointed at such intervals as the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) may determine. Each officer shall hold office until his successor is elected and qualifies or until the earlier of his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. The Trustees, in their discretion, or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) may leave unfilled any office except those of President, Secretary and Treasurer. Appointment of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed at any time by the affirmative vote of two-thirds of the full Board taken at any regular or special meeting of the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. In addition, the Chief Executive Officer (or, if there is no Chief Executive Officer at such time, the President) may remove any officer or agent of the Trust other than an Executive Officer at any time if, in his judgment, the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. VACANCIES. A vacancy in any office may be filled by the Trustees for the balance of the term of office, and a vacancy in any office other than those of Chief Executive Officer, President and any other Executive Officer may be filled by the Chief Executive Officer (or, if there is no Chief Executive Officer at such time, the President) for the balance of the term of office.

Section 4. CHIEF EXECUTIVE OFFICER. The Trustees may designate a Chief Executive Officer from among the elected or appointed officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. In the absence of the Chairman of the Board or if there is no Chairman of the Board, the Chief Executive Officer shall preside over the meetings of the shareholders and the meetings of the Trustees at which he shall be present. The Chief Executive Officer shall have the right to delegate any rights and responsibilities relating to the appointment and removal of officers to any other Executive Officer, subject to such limitations as the Chief Executive Officer shall determine.

Section 5. CHIEF OPERATING OFFICER. The Trustees may designate a Chief Operating Officer from among the elected or appointed officers. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer (or, if there is no Chief Executive Officer at such time, the President).

Section 6. CHIEF FINANCIAL OFFICER. The Trustees may designate a Chief Financial Officer from among the elected or appointed officers. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer (or, if there is no Chief Executive Officer at such time, the President).

Section 7. PRESIDENT. In the absence of the Chairman of the Board (or if there is no Chairman of the Board) and the absence of the Chief Executive Officer, the President shall preside over the meetings of the shareholders and meetings of the Trustees at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Trustees, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Trustees from time to time. The President shall have the right to delegate any rights and responsibilities relating to the appointment and removal of officers to any other Executive Officer, subject to such limitations as the President shall determine.

Section 8. VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Trustees. The Trustees may designate one or more Vice Presidents as Executive Vice Presidents, Senior Vice Presidents or Vice Presidents for particular areas of responsibility.

Section 9. SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; (f) vote, on behalf of the Trust, all of the shares of any subsidiary of the Trust, whether currently existing or created in the future, on each matter presented to shareholders of any such subsidiary for a vote; and (g) in general, perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Trustees.

Section 10. TREASURER. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

He shall disburse the funds of the Trust in accordance with the authority granted by the Chief Executive Officer, the President or the Trustees, taking proper vouchers for such disbursements, and shall render to the President and Trustees, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust.

If required by the Trustees, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

Section 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Trustees. The Assistant Treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

Section 12. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by or with the approval of the Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Trustee.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Trustees.

Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate. If the Trustees fail to designate a depository, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) may do so.

ARTICLE VII

SHARES

Section 1. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust. Each certificate shall be signed by the Chief Executive Officer, the President or an Executive Officer and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

Section 2. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as the officer shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders: (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when: (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired; or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5. STOCK LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust, the Board may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify: (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee, officer or shareholder and at the express request of the Trust, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, manager, member, partner or trustee of such real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by him or her in connection with the proceeding; (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that: (i) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) he or she actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful; and (c) each shareholder or former shareholder against any claim or liability to which he or she may become subject by reason of such status. In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason such status, provided that, in the case of a Trustee or officer, the Trust shall have received: (1) a written affirmation by the Trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws; and (2) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

Section 1. AMENDMENT BY SHAREHOLDERS. Any provision of these Bylaws may be adopted, altered or repealed by the shareholders at any meeting of shareholders called for that purpose, by the affirmative vote of holders of not less than a majority of the shares then outstanding and entitled to vote.

Section 2. AMENDMENT BY TRUSTEES. Except as otherwise provided in any Bylaws adopted pursuant to Section 1 of this Article XIV or as otherwise required pursuant to the last paragraph of Section 10 of Article II, any provision of these Bylaws may be adopted, altered or repealed by the Trustees provided that the Trustees may not repeal Section 1 of this Article XIV, or the last paragraph of Section 10 of Article II, or increase the shareholder vote required under either of such sections.

ARTICLE XV

MISCELLANEOUS

All references to the Declaration of Trust shall include any amendments thereto.